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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                  SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           THE KEITH COMPANIES, INC.
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            (Exact name of registrant as specified in its charter)

              California                                     33-0203193
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       (State of incorporation                             (I.R.S. Employer
           or organization)                               Identification No.)

2955 Red Hill Avenue, Costa Mesa, California                        92626
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  (Address of principal executive offices)                       (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-77273 (if applicable).

       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered

            None                                      Not Applicable
     --------------------                             --------------


       Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.001 per share
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                               (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
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     This registration statement relates to the registration with the Securities and Exchange Commission of shares of common stock, par value $0.001 per share (the "Common Stock"), of The Keith Companies, Inc. (the "Registrant"). The description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 61 of the Registrant's Registration Statement on Form S-1 (No. 333-77273) as filed with the Securities and Exchange Commission on April 28, 1999, and as amended from time to time, and such description is incorporated herein by this reference.


ITEM 2.   EXHIBITS.
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Exhibit
Number                         Description
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  3.1   Amended and Restated Articles of Incorporation of the Registrant.*

  3.2   Bylaws of the Registrant, as amended.*

  4.1   Specimen Common Stock Certificate.*

__________________

* Incorporated by reference to the similarly numbered exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-77273) filed with the Securities and Exchange Commission on April 28, 1999, as amended from time to time.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 23, 1999                   THE KEITH COMPANIES, INC.


                                       By: /s/ ARAM H. KEITH
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                                          Aram H. Keith, Chief Executive Officer